As filed with the Securities and Exchange Commission on October 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIXED MARTIAL ARTS GROUP LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 1, Suite 1, 29-33 The Corso Manly, New South Wales	2095
(Address of Principal Executive Offices)	(Zip Code)

Employee Incentive Plan

(Full title of the plan)

Nick Langton

Chief Executive Officer

Wimp 2 Warrior LLC

8 The Green, Ste R

Dover, DE 19901

(Name and address of agent for service)

(302) 288-0670

(Telephone number, including area code, of agent for service)

With a copy to:

Jeffrey J. Fessler, Esq.

Seth A. Lemings, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Phone: (212) 653-8700

Fax: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed for the purpose of registering 1,500,000 ordinary shares of Mixed Martial Arts Group Limited (the “Company”), which may be issued pursuant to awards under the Company’s Employee Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s annual report on Form 20-F filed with the SEC on October 31, 2024, in which there is set forth the audited financial statements of the Company as of June 30, 2024, 2023 and 2022.

●	All other reports filed by the Company under Section 13(a) or 15(d) of the Exchange Act since June 30, 2024.

●	The description of the Company’s ordinary shares contained in its Registration Statement on Form 8-A (File No. 001-41978) filed with the SEC on March 13, 2024, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Australian law

Australian law provides that a company or a related body corporate of the company may provide for indemnification of a person as an officer or auditor of the company, except to the extent of any of the following liabilities incurred as an officer or auditor of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”); or

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith.

Australian law provides that a company or related body corporate of the company must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

●	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

●	in defending or resisting criminal proceedings in which the person is found guilty;

●	in defending or resisting proceedings brought by the ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

●	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution

The Company’s Constitution provides that, except to the extent prohibited by Australian law, including the Corporations Act and, to the extent that an officer is not otherwise indemnified by the Company pursuant to an indemnification agreement, the Company will indemnify every person who is or has been an officer of the Company against any liability (other than legal costs that are unreasonable) incurred by that person as an officer. This includes any liability incurred by that person in their capacity as an officer of the Company’s subsidiary where the Company requested that person to accept that appointment.

The Company has entered into Deeds of Access, Insurance and Indemnity (“Indemnity Deeds”) with its directors and executive officers. Under the Indemnity Deeds, the Company has agreed to indemnify (to the maximum extent permitted under Australian law and its Constitution, subject to certain specified exceptions) each director and executive officer against all liabilities incurred in their capacity as the Company or its subsidiaries’ director or officer and any and all costs and expenses relating to such a claim or to any notified event incurred by such director or executive officer, including costs and expenses reasonably and necessarily incurred to mitigate any liability for such a claim or any claim which may arise from such a notified event. The Indemnity Deeds provide that the indemnities are unlimited as to amount, continuous and irrevocable.

Separately, the Company has obtained insurance for its directors and executive officers, as required by the Indemnity Deeds.

SEC Position

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1	Certificate of the Registration of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 17, 2023)
4.2	Constitution of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 17, 2023)
4.3	Specimen Ordinary Share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on December 22, 2023)
4.4	Employee Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 17, 2023)
5.1*	Opinion of QR Lawyers regarding the validity of the Ordinary Shares being registered
23.1*	Consent of BDO Audit Pty Ltd, independent registered public accounting firm
23.2*	Consent of QR Lawyers (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

* Filed herewith.

ITEM 9. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as appliable, in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manly, New South Wales on October 24, 2025.

Mixed Martial Arts Group Limited

By:	/s/ Nick Langton
Name:	Nick Langton
Title:	Founder and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Aaron Links
Name:	Aaron Links
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Nick Langton and Jonathan Hart, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick Langton	Founder, Chief Executive Officer and Director	October 24, 2025
Nick Langton	(Principal Executive Officer)

/s/ Aaron Links	Chief Financial Officer	October 24, 2025
Aaron Links	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jonathan Hart	Company Secretary and Director	October 24, 2025
Jonathan Hart

/s/ Vaughn Taylor	Chairman of the Board of Directors	October 24, 2025
Vaughn Taylor

/s/ Richard Paolone	Director	October 24, 2025
Richard Paolone

/s/ Eric Corbett	Director	October 24, 2025
Eric Corbett

/s/ Laura Sanko	Director	October 24, 2025
Laura Sanko

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mixed Martial Arts Group Limited, has signed this registration statement on October 24, 2025.

Authorized U.S. Representative

WIMP 2 WARRIOR LLC

By:	/s/ Nick Langton
Name:	Nick Langton
Title:	Manager and Authorized Officer